UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 2, 2016

GENERAL MOTORS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	001-34960	27-0756180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of principal executive offices)	(Zip Code)

(313) 556-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 2, 2016, the Executive Compensation Committee of the Board of Directors (the “Compensation Committee”) of General Motors Company (the “Company”) approved the General Motors LLC U.S. Executive Severance Program (the “ESP”). The ESP, which provides for the payment of severance benefits to eligible U.S.-based executive employees of General Motors LLC, replaces and consolidates various current severance programs. Pursuant to the ESP, if a participant’s employment is involuntarily terminated by General Motors LLC due to the elimination of the participant’s role with General Motors LLC as a result of a reduction in force, a reorganization or a staffing reduction, or if General Motors LLC and the participant mutually agree to the termination of employment, General Motors LLC shall pay the participant a single payment in cash equal to (1) a multiple based on the participant’s executive position times the participant’s annual base salary, plus (2) a multiple based on the participant’s executive position times the participant’s annual target bonus amount, plus (3) a specified healthcare equivalent payment multiple times the COBRA cost for the coverage level as most recently in effect for the participant (collectively, the “Cash Severance Benefit”). General Motors LLC shall also make an additional cash payment equal to all or a portion of the value of the participant’s applicable equity awards vesting within 12 months following the participant’s termination, depending on the employment level held at the time of the participant’s termination of employment.

If, following a change in control or, subject to certain exceptions, during the six-month period immediately prior to a “change in control”, the participant’s employment is terminated by General Motors LLC (or a subsidiary or successor) for any reason other than cause, or if the participant voluntarily terminates his or her employment for “good reason”, General Motors LLC shall pay to the participant a single payment in cash equal to the Cash Severance Benefit. Following such termination, the participant’s applicable equity awards shall continue to be governed by the terms of the 2014 Long Term Incentive Plan.

The foregoing descriptions of the ESP are qualified in their entirety by the terms and conditions set forth in the ESP, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Additionally, on February 2, 2016, the Compensation Committee approved Amendment No. 1 to General Motors Executive Retirement Plan (the “ERP Amendment”) and Amendment No. 1 to General Motors Company 2014 Short-Term Incentive Plan (the “STIP Amendment”). The ERP Amendment incorporated a definition of “change in control” in the General Motors Executive Retirement Plan and assured the vesting of active participant benefits under that plan in the event of a change in control. The STIP Amendment also included the definition of “change in control” in the General Motors Company 2014 Short-Term Incentive Plan and amended that plan to assure that active participants in the plan will receive the greatest of their prior year bonus, target bonus or actual bonus for the fiscal year in which a change in control occurs. Payments under each plan will made under the existing terms of the applicable plan.

The foregoing descriptions of the ERP Amendment and the STIP Amendment are qualified in their entirety by the terms and conditions set forth in the ERP Amendment and the STIP Amendment, copies of which are attached as Exhibit 10.2 and Exhibit 10.3, respectively, hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

EXHIBIT

Exhibit	Description	Method of Filing

Exhibit 10.1	General Motors LLC U.S. Executive Severance Program	Attached as Exhibit

Exhibit 10.2	Amendment No. 1 to General Motors Executive Retirement Plan (with modifications through October 10, 2012)	Attached as Exhibit

Exhibit 10.3	Amendment No. 1 to General Motors Company 2014 Short-Term Incentive Plan	Attached as Exhibit

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY
(Registrant)

/s/ Jill E. Sutton
	By:	Jill E. Sutton
Deputy General Counsel & Corporate Secretary

Date: February 3, 2016

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